UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

                          Mediware Information Systems, Inc.
(Exact name of registrant as specified in its charter)

New York 1-10768 11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11711 West 79th Street, Lenexa, KS 66214
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

On October 28, 2004, the Company issued a press release announcing its financial results for the quarter ended September 30, 2004. The press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(c)                  Exhibits.

Exhibit 99.1    Press Release of Mediware Information Systems, Inc., dated October 28, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: November 10, 2004	By: /s/ George J. Barry George J. Barry Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Mediware Information Systems, Inc., dated October 28, 2004

EXHIBIT 99.1

Contact	George Barry 913/307-1000 www.mediware.com	Thomas Redington 203/222-7399 212/926-1733 www.redingtoninc.com

Mediware Reports First Quarter Fiscal 2005 Results

LENEXA, KS OCT. 28 -- Mediware Information Systems, Inc. (Nasdaq: MEDW) reported for the quarter just ended, revenue of $8.5 million, down 6 percent from the year-ago period. Net income for the first quarter of fiscal 2005 decreased to $643,000, or 8 cents per basic share and diluted share, compared to $1,198,000, or 16 cents per basic share and 15 cents per fully diluted share, for the first quarter of fiscal 2004.

Commenting on the quarter, George Barry, Mediware's chief executive officer said, the two major new products being launched by the company's pharmacy and blood bank divisions continue to be well received by new and existing customers. "Hospital scheduling delays caused several key orders to roll over into future quarters, impacting the period's revenue performance," he said. "We indicated previously this could occur, especially during periods of heavy new product marketing activity, and we remain optimistic about analysts' forecasts for the current quarter."

A conference call is scheduled for today at 4:15pm Eastern. To participate call 800 905-0392 and provide operator with access code: Mediware. A replay will be available for 10 days at 800-677-6124.

First Quarter Fiscal 2005 and 2004 Operating Statement Highlights (in thousands) (unaudited):

Three Months Ended September 30
	2004	2003

System Sales	$ 2,541	$ 2,738
Services	$ 5,939	$ 6,273
Total Revenue	$ 8,480	$ 9,011
Operating Expenses	$ 7,448	$ 7,103
Operating Income	$ 1,032	$ 1,908
Net Earnings	$ 643	$ 1,198
Earnings Per Basic Share	$ 0.08	$ 0.16
Earnings Per Common Share- Diluted (as reported)	$ 0.08	$ 0.15

Fiscal 2005 and 2004 Condensed Balance Sheet Highlights (in thousands) (unaudited):

As of the Period Ended September 30
	2004	2003

Cash and Cash Equivalents	$ 10,007	$ 7,651
Working Capital	$ 9,778	$ 5,834
Long-term Debt	$ 0	$ 1,395
Stockholders' Equity	$ 31,544	$ 25,301

Mediware provides clinical information systems for hospitals and integrated healthcare delivery systems. Its products include HEMOCARE LifeLine™ , Hemocare®, LifeLine® and LifeTrak® (blood bank), WORx®, Pharmakon®, and Digimedics™ (pharmacy), Surgiware™ and Perioperative Solutions™ (operating room), as well as the JAC Stock Control System (pharmacy) in the United Kingdom. Mediware has over 1,100 systems installed in the U.S., Canada, the U.K., and elsewhere.

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Certain statements in this press release may constitute "forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the ``Act'') and in releases made by the SEC from time to time. Such forward-looking statements are not based on historical facts and involve known and unknown risks, uncertainties and other factors disclosed in the Company's Annual Report on Form 10-K for the year ended June 30, 2004, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. The Company disclaims any obligation to update its forward-looking statements.

10/28/04